June 24, 1988




Charter National Life Insurance Company
8301 Maryland Avenue
St. Louis, Missouri  63105

Gentlemen:

     You have requested our opinion in connection with the filing of a registration statement on Form N-4 of Charter National Variable Annuity Account (the "Variable Account") of Charter National Life Insurance Company (the "Company") (the "Registration Statement") for an indefinite number of units of interest in certain flexible premium variable deferred annuity contracts funded by the Variable Account (the "Contracts").

     The Contracts are designed to provide for accumulation of capital on a tax deferred basis for retirement or other long-term purposes and are to be offered in the manner described in the prospectus included in the Registration Statement (the Prospectus").

     For the purpose of giving our opinion, we have examined and relied on the following:

     1. An undated draft of the Prospectus, which we have been informed will be filed with the Securities and Exchange Commission on or about June 28, 1988, and which we assume will substantially conform to the Prospectus so filed with the Securities and Exchange Commission;

     2. The Articles of Incorporation, as amended, and the Bylaws of the Company certified by the Secretary of the Company;

     3. A Certificate of Corporate Good Standing from the State of Missouri dated June 24, 1988, a copy of which is attached hereto as Exhibit I;

     4. Applicable Resolutions of the Company relating to the Variable Account, certified by the Secretary of the Company as of June 20, 1988.

     5. A sample copy of the Flexible Premium Variable Deferred Annuity contract (p. 1258) with a contract date of "February 27, 1988," and the annuitant as "John Doe," which we assume will

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Charter National Life Insurance Company             2       June 24, 1988


conform to the final form of the Contracts issued to the customers of the Company; and

      6. Such provisions of the law and regulations of the State of Missouri as we have deemed relevant and necessary as a basis for the opinions set forth herein.

     We are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Missouri.

     2. The Variable Account was duly created pursuant to the provisions of Section 376.309(1) of the Missouri Revised Statues (1986), as amended, under which income, if any, and gains and losses, realized or unrealized, on amounts allocated to the Variable Account are required to be credited to or charged against the amounts allocated to the Variable Account without regard to other income, gains or losses of the Company.

     3.  Pursuant to Section 376.309(1) of the Missouri Revised Statutes
(1986), as amended, assets allocated to the Variable Account will be owned by the Company.

     4.  Pursuant to Section 376.309(1) of the Missouri Revised Statutes
(1986), as amended, and under the Contracts, that portion of the assets in the Variable Account equal to the reserves and other contract liabilities with respect to the Variable Account shall not be chargeable with liabilities arising out of any other business the Company may conduct.

     5. To the extent Missouri law governs, the Contracts have been duly authorized by the Company and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of the Company in accordance with their terms, subject to the insurance company insolvency and liquidation laws of the State of Missouri and as enforcement thereof may require judicial discretion to grant any equitable remedy of specific performance.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "legal Matters" in the Registration Statement.

                                          Sincerely,

                                          LEWIS & RICE

                                          By ____________________________
                                              /S/ Kimball R. McMullin

Attachments:  Exhibit I:  Certificate of Corporate Good Standing


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                                                                  Exhibit I


                             STATE OF MISSOURI

                       SEAL OF THE SECRETARY OF STATE
                                  MISSOURI

                                ROY D. BLUNT
                             SECRETARY OF STATE

                            CORPORATION DIVISION

                    CERTIFICATE OF CORPORATE GOOD STANDING

I, ROY D. BLUNT, SECRETARY OF STATE OF THE STATE OF MISSOURI, DO HEREBY CERTIFY THAT THE RECORDS IN MY OFFICE AND IN MY CARE AND CUSTODY REVEAL THAT

CHARTER NATIONAL LIFE INSURANCE COMPANY

WAS INCORPORATED UNDER THE LAWS OF THIS STATE ON THE 7TH DAY OF DECEMBER, 1955, AND IS IN GOOD STANDING, HAVING FULLY COMPLIED WITH ALL REQUIREMENTS OF THIS OFFICE.

IN TESTIMONY WHEREOF, I HAVE SET MY                  THE GREAT SEAL OF THE
HAND AND IMPRINTED THE GREAT SEAL OF                   STATE OF MISSOURI
THE STATE OF MISSOURI, ON THIS, THE
24TH DAY OF JUNE,   1988.

         ____________________________
         /S/ Roy D. Blunt
             Secretary of State